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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            THE LAMSON & SESSIONS CO.
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             (Exact name of registrant as specified in its charter)

                   OHIO                                    34-0349210
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(State of incorporation or organization)               (IRS Employer
                                                       Identification No.)

 25701 Science Park Drive,                                44122-7313
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 Cleveland, Ohio                                          (Zip Code)
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(Address of principal executive offices)


    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to                   securities pursuant to
    Section 12(b) of the                     Section 12(g) of the
    Exchange Act and is                      Exchange Act and is
    effective pursuant to                    effective pursuant to
    General Instruction A.(c),               General Instruction A.(d),
    please check the following               please check the following
    box.[X]                                  box.[ ]

Securities Act registration file number to which this form relates, (if applicable):
               ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                ------------------------------

Preferred Share Purchase Rights              New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 Title of class




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ITEM 1.     DESCRIPTION OF SECURITIES TO BE REGISTERED.
            -------------------------------------------

         On September 8, 1998, the Directors of The Lamson & Sessions Co. (the "Company") declared a dividend distribution of one right (a "Right") for each Common Share, without par value (the "Common Shares"), of the Company outstanding at the close of business on September 20, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of September 8, 1998 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit
4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.     EXHIBITS.
            --------

            Exhibit
            Number      Exhibit
            ------      -------

            4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Shares as Exhibit C thereto)

            99.1        Form of letter to stockholders, dated September, 1998






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE LAMSON & SESSIONS CO.


                                       By:   /s/ James J. Abel
                                             ----------------------------------
                                             Name: James J. Abel
                                             Title: Secretary


Dated:  September 9, 1998




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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          Exhibit
        -------         -------

          4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Common Shares as Exhibit C thereto)

         99.1           Form of letter to shareholders, dated September,
                        1998






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